As filed with the Securities and Exchange Commission on July 19, 2010

Registration No. 33 - 59723

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
Form S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

Apache Corporation
(Exact name of registrant as specified in its charter)

Delaware	No. 41-0747868
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056-4400
(713) 296-6000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Apache Corporation
1995 Stock Option Plan
(Full title of the Plan)
P. Anthony Lannie, Executive Vice President and General Counsel
APACHE CORPORATION
2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056-4400
(713) 296-6000
(Name and address, including zip code, and telephone number, including area code, of agent for service)

SIGNATURES

This amendment is filed by the registrant, Apache Corporation (“Apache”), to remove from registration under this Registration Statement certain shares of Apache Common Stock, par value $0.625 per share (“Apache Common Stock”).
A total of 5,775,000 shares of Common Stock (as adjusted for the ten-percent stock dividend effected by Apache on January 21, 2002, the five-percent stock dividend effected by Apache on April 2, 2003, and the two-for-one stock split effected by Apache on January 14, 2004) were initially registered in connection with the 1995 Stock Option Plan on Form S-8 filed with the Securities and Exchange Commission on May 31, 1995 (File No. 33-59723).
Apache is hereby removing from registration the remaining 94,165 shares of Common Stock previously registered in connection with the 1995 Stock Option Plan.

SIGNATURES
The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas.

APACHE CORPORATION

Date: July 16, 2010	By:	/s/ G. Steven Farris G. Steven Farris,
Chairman of the Board and
Chief Executive Officer
The undersigned directors and officers of Apache Corporation do hereby constitute and appoint G. Steven Farris, Roger B. Plank, P. Anthony Lannie, and Rebecca A. Hoyt, and each of them, with full power of substitution, our true and lawful attorneys-in-fact to sign and execute, on behalf of the undersigned, any and all post-effective amendments to this Registration Statement; and each of the undersigned does hereby ratify and confirm all that said attorneys-in-fact shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities, which includes a majority of the board of directors, on the dates indicated.

Signature	Title	Date

/s/ G. Steven Farris	Chairman of the Board and
G. Steven Farris	Chief Executive Officer
	(Principal Executive Officer)	July 16, 2010

/s/ Roger B. Plank	President
Roger B. Plank	(Principal Financial Officer)	July 16, 2010

/s/ Rebecca A. Hoyt	Vice President and
Rebecca A. Hoyt	Controller
	(Principal Accounting Officer)	July 16, 2010

Signature	Title	Date

/s/ Frederick M. Bohen	Director
Frederick M. Bohen		July 16, 2010

/s/ Randolph M. Ferlic	Director
Randolph M. Ferlic		July 16, 2010

/s/ Eugene C. Fiedorek	Director
Eugene C. Fiedorek		July 16, 2010

/s/ A. D. Frazier, Jr.	Director
A. D. Frazier, Jr.		July 16, 2010

/s/ Patricia Albjerg Graham	Director
Patricia Albjerg Graham		July 16, 2010

/s/ John A. Kocur	Director
John A. Kocur		July 16, 2010

/s/ George D. Lawrence	Director
George D. Lawrence		July 16, 2010

/s/ F. H. Merelli	Director
F. H. Merelli		July 16, 2010

/s/ Rodman D. Patton	Director
Rodman D. Patton		July 16, 2010

/s/ Charles J. Pitman	Director
Charles J. Pitman		July 16, 2010